Exhibit 99.1

EQM Technologies & Energy, Inc. ANNOUNCEs SECOND QUARTER RESULTS

SECOND QUARTER RESULTS SHOW IMPROVEMENT

Cincinnati, OH, August 13, 2013 – EQM Technologies & Energy, Inc. (OTCQB: EQTE) (“EQM”), a leading provider of environmental services to government and commercial businesses, today announced results for the second quarter ended June 30, 2013.

Revenue from continuing operations for the quarter ended June 30, 2013 was $14.2 million compared to $12.3 million for the second quarter of the prior year. Operating income from continuing operations for the second quarter was $24 thousand compared to operating income from continuing operations of $60 thousand for the second quarter of 2012. Net loss for the second quarter was $0.2 million, or $0.00 per share, compared to a net loss of $1.2 million or $0.03 per share for the second quarter of 2012. EBITDA from continuing operations (earnings before discontinued operations, interest, taxes, depreciation and amortization) for the second quarter of 2013 was $0.4 million compared to $0.2 million in 2012. Adjusted EBITDA from continuing operations (earnings after EBITDA and before the change in the fair value of derivative liabilities) for the second quarter of 2013 was $0.4 million compared to $0.3 million in 2012.

Revenue from continuing operations for the six months ended June 30, 2013 was $22.1 million compared to $24.2 million for the same period in 2012. Operating loss from continuing operations for the six months ended June 30, 2013 was $1.1 million compared to operating loss from continuing operations of $0.2 million for the same period of 2012. Net loss for the six months ended June 30, 2013 was $1.5 million, or $0.04 per share, compared to a net loss of $0.7 million or $0.02 per share for the same period in 2012. EBITDA from continuing operations (earnings before discontinued operations, interest, taxes, depreciation and amortization) for the six months ended June 30, 2013 was negative $0.3 million compared to positive $1.2 million for the same period in 2012. Adjusted EBITDA from continuing operations (earnings after EBITDA and before the change in the fair value of derivative liabilities) for the six months ended June 30, 2013 was negative $0.4 million compared to positive $0.2 million for the same period in 2012.

During the three months ended June 30, 2013, EQM was able to resume work on a number of Environmental Protection Agency (“EPA”) and other government contract projects that, during the first quarter of 2013, were delayed on account of the federal budget sequester. However, we continue to experience some delays in funding of ongoing work and the start of new projects, which may adversely impact our revenue and our profitability.

“We remain encouraged that the EPA will continue to fund and authorize new projects under our six long-term master contracts with the EPA. On August 2, 2013 we were pleased to be awarded, and began working on immediately, a 26 month contract with a projected value of up to $40 million to provide remediation of contaminated sediments and habitat restoration along the Buffalo River in the greater Buffalo, NY area,” said Jon Colin, Interim Chief Executive Officer of EQM. “We believe that demand continues to be strong in the government sector and, coupled with the easing of the federal budget sequester, we believe that we are on the right track for reaching our revenue goals and profitably growing our business through leveraging existing customers and selected acquisitions,” continued Colin.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA from continuing operations and Adjusted EBITDA from continuing operations, which are non-GAAP measures. EBITDA from continuing operations is determined by taking net loss and adding back the income (loss) from discontinued operations, amortization of intangible assets, depreciation and amortization of property and equipment and interest expense. Adjusted EBITDA from continuing operations further eliminates the impact of the change in fair value of derivative liabilities. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation to the comparable GAAP measure is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

EQM Technologies & Energy, Inc.

EQM, based in Cincinnati, OH, is a leading provider of environmental services - consulting & engineering, clean technology, and remediation & construction management - to the public and industrial sectors, with approximately 231 employees and satellite offices and operations in 11 states.  EQM has longstanding relationships and multi-year contracts with numerous federal agencies, including the Environmental Protection Agency and the Department of Defense (including the Air Force Center for Engineering & Environment, Naval Facilities Engineering Command, and the Army Corps of Engineers), as well as private sector clients across numerous industries.  For more information, please visit www.eqm.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. To the extent the content of this press release includes forward-looking statements; they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties are described in greater detail in EQM‘s filings with the Securities and Exchange Commission. EQM is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact

EQM Technologies & Energy, Inc.

Robert Galvin, 800-229-7495 or 513-742-7219

Chief Financial Officer

Fax: 513-825-7495

rgalvin@eqm.com

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	As of
	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,046,990	$42,219
Accounts receivable, net	6,861,154	9,994,407
Cost and estimated earnings in excess of billings on uncompleted contracts, net	4,331,907	5,480,206
Prepaid expenses and other current assets	133,273	460,218
Deferred income taxes	1,682,525	1,976,823
Current assets of discontinued operations	35,165	600,898

Total current assets	15,091,014	18,554,771

Property and equipment, net	660,826	773,095
Intangible assets, net	4,197,388	4,491,443
Goodwill	2,762,083	2,762,083
Other assets	843,080	850,309
Other assets of discontinued operations	3,656	4,250,777

Total assets	$23,558,047	$31,682,478

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	As of
	June 30, 2013	December 31, 2012
	(unaudited)
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,119,920	$9,341,047
Accrued expenses and other current liabilities	2,772,191	4,501,441
Billings in excess of costs and estimated earnings on uncompleted contracts	337,201	244,226
Loan agreement	3,556,061	4,910,773
Current portion of capitalized lease obligations	33,735	45,209
Derivative liabilities	19,099	81,663
Current portion of convertible promissory notes, net	2,790,665	-
Current liabilities of discontinued operations	480,038	1,160,142

Total current liabilities	18,108,910	20,284,501

Long-term liabilities:
Notes payable	250,000	250,000
Convertible promissory notes, net, less current portion	1,831,680	6,073,087
Capitalized lease obligations, less current portion	14,221	10,715
Deferred income taxes	992,919	1,246,257
Deferred rent	107,611	126,971

Total long-term liabilities	3,196,431	7,707,030

Total liabilities	21,305,341	27,991,531

Commitments and contingencies (Note 10)

Redeemable preferred stock, $0.001 par value, 5,000,000 shares authorized:
Series A Convertible Preferred stock, 952,381 shares designated, 952,381 shares issued and outstanding at December 31, 2012 at stated value; liquidation preference of $3,000,000	-	3,000,000

Stockholders' equity:
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized: 952,381 shares designated, issued and outstanding at June 30, 2013 at stated value; liquidation preference of $3,000,000	3,000,000	-
Common stock, $0.001 par value, 70,000,000 shares authorized; 41,473,570 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	41,474	41,474
Additional paid-in capital	7,572,757	7,482,615
Accumulated deficit	(8,361,525)	(6,833,142)

Total stockholders' equity	2,252,706	690,947

Total liabilities, redeemable preferred stock and stockholders' equity	$23,558,047	$31,682,478

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$14,166,862	$12,258,830	$22,095,483	$24,217,885

Cost of revenues	10,852,808	8,714,828	16,327,664	17,970,900
Gross profit	3,314,054	3,544,002	5,767,819	6,246,985

Operating expenses:
Selling, general and administrative expenses	2,925,357	3,235,530	6,121,303	6,020,916
Depreciation and amortization	365,103	248,938	707,893	470,147
Total operating expenses	3,290,460	3,484,468	6,829,196	6,491,063

Operating income (loss)	23,594	59,534	(1,061,377)	(244,078)

Other (expense) income:
Change in fair value of derivative liabilities	15,299	(66,637)	63,181	930,877
Interest expense	(275,663)	(330,495)	(581,705)	(642,032)
Other income	800	-	1,100	-
Other (expense) income, net	(259,564)	(397,132)	(517,424)	288,845

(Loss) income from continuing operations before income taxes	(235,970)	(337,598)	(1,578,801)	44,767

Income tax (benefit) expense from continuing operations	(76,662)	8,402	(115,537)	26,768

(Loss) income from continuing operations	(159,308)	(346,000)	(1,463,264)	17,999
Discontinued operations:
Loss from discontinued operations, net of tax	-	(809,267)	(385,994)	(737,143)
Gain on disposal of Biodiesel Production Facility, net of tax	-	-	320,875	-
Loss from discontinued operations, net of tax	-	(809,267)	(65,119)	(737,143)

Net loss	$(159,308)	$(1,155,267)	$(1,528,383)	$(719,144)

Basic and diluted net loss per share:
Continuing operations	$-	$(0.01)	$(0.04)	$-
Discontinued operations, net of tax	-	(0.02)	-	(0.02)

Net loss per common share	$-	$(0.03)	$(0.04)	$(0.02)

Weighted average number of common shares outstanding - basic and diluted	40,650,387	40,650,387	40,650,387	38,325,921

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

EBITDA and Adjusted EBITDA from continuing operations

Net (loss) income (GAAP)	$(159,308)	$(1,155,267)	$(1,528,383)	$(719,144)
Add back the items:
Loss (income) from discontinued operations	-	809,267	65,119	737,143
Depreciation and amortization	365,103	248,938	707,893	470,147
Interest expense	275,663	330,495	581,705	642,032
Income tax (benefit) expense	(76,662)	8,402	(115,537)	26,768
EBITDA from continuing operations	404,796	241,835	(289,203)	1,156,946
Change in fair value of derivative liabilities	(15,299)	66,637	(63,181)	(930,877)
Adjusted EBITDA from continuing operations	$389,497	$308,472	$(352,384)	$226,069